Exhibit 99.3

                      EMPLOYMENT AGREEMENT


This Agreement is made and entered into as of the 29th day of September, 1999 by and between UNITED SHIELDS CORPORATION, a
Colorado corporation (the "Employer"), and JOSEPH A. KIRCHNER (the
"Executive").

WHEREAS, the Employer desires to employ the Executive on the terms and conditions set forth in this Agreement and the Executive is willing to accept such employment.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the Employer and Executive, intending to be legally bound, agree as follows:

1. Employment: The Employer hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The relationship between the Executive and Employer is that of employee and employer.

2. Term: Subject to the provisions for termination set forth in this Agreement, the term of this Agreement shall be for a period of five (5) years, beginning on the date of the acquisition of Pittsfield Mold & Tool, Inc. ("PMT") by United Shields Corporation.

3. Compensation: For all services rendered by the Executive under this Agreement, the Employer shall pay Executive during the term of this Agreement an annual base salary of $125,000.00, payable in equal installments in accordance with the normal payroll practices of PMT. All payments made pursuant to this Section 3 shall be subject to withholding and other applicable taxes. Executive's base salary shall be reviewed at least annually, commencing with a review in the eleventh month subsequent to the effective date of this Agreement, and may be adjusted from time to time in the sole discretion of the Board of Directors of Employer, but in no event will it be adjusted to an amount lower than $125,000.00 per year.

4. Fringe Benefits: The Executive shall be entitled to the same fringe benefits as are offered, from time to time, to other employees of Employer who are employed in positions similar to that of Executive.

5. Duties: The Executive is engaged as the President of PMT and shall perform such services and assume and discharge such responsibilities, which are commensurate with his position, as the Employer, in its reasonable discretion, may, from time to time, require of, or assign to Executive. The Executive shall not delegate the duties and responsibilities which are vested in him. He, nevertheless, may utilize and delegate to such individuals who may also be employed by the Employer those tasks which he deems necessary or appropriate to help him carry out the duties and responsibilities assigned to him as an employee of the Employer, except that he shall remain accountable for such tasks to the Employer. Executive further agrees that he shall devote substantially his full time, energy and best efforts to the business of the Employer during the hours that the business remains open and such additional time as is reasonably necessary to complete Executive's tasks. Executive agrees to exercise his best efforts, judgment, skills and talents in performing his duties and, in general, to comply with the policies and be subject to the direction of the Board of Directors of PMT.

6. Direction of Services: The Employer shall direct, control and supervise the duties and work of Executive; provided, however, that the Employer shall not impose employment duties or constraints of any kind which would require Executive to violate any ordinance or law.

7. Exclusive Services: The Executive shall devote his entire business time, attention and energies to the business of the Employer, and shall not during the term of this Agreement, either directly or indirectly, engage in any other professional or business whether or not such business activity is pursued for gain, profit, or other pecuniary advantage to which the Executive would be giving of his time and effort to the detriment of Employer; but this shall not be construed as preventing the Executive from investing his assets in such form or manner as will not require any substantial services on the part of the Executive in the operation of the affairs of the companies in which such investments are made; provided, however, that no such investment shall be made in any company which competes with Employer in any aspect of the injection molding industry, except that Executive shall be able to invest in any such public company provided such investment does not exceed five (5%) percent of such company's issued and outstanding shares.

8. Working Facilities: The Executive shall be furnished, at the expense of the Employer, with all necessary facilities and equipment for performing his services hereunder.

9.  Disclosure of Information:

(a) (i) Executive acknowledges that as a result of his employment by Employer, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to Employer's intellectual property, proprietary information, trade secrets, systems, procedures, manuals, confidential reports and customer list and all information related to customer lists and customer sales and service (the "Confidential Information"). As a material inducement to Employer to enter into this Agreement and to pay Executive the compensation set forth in this Agreement, Executive covenants and agrees that, except as authorized by Employer, so long as he receives his Residual Salary (hereinafter defined), he shall not, for a period of one year following the term of this Agreement, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information unless Executive's employment is terminated by Executive pursuant to Section 14 (a) (ii) or by Employer pursuant to Section 14 (b) or pursuant to Section 14 (c) (ii), in which case, Executive shall be under no such duty not to disclose the Confidential Information. Executive acknowledges that unauthorized disclosure or misuse of the Confidential Information will cause irreparable damage to the Employer. Employer and Executive also agree that covenants by Executive not to make unauthorized disclosures of the Confidential Information are essential to the growth and stability of the Employer. Accordingly, Executive agrees to the confidentiality covenants in this Section of the Agreement.

 Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive; or, (ii) is or becomes available to the Executive on a non-confidential basis from a source other than the Employer provided such source is not, to the knowledge of the Executive, bound by a confidentiality agreement with the Employer.

(ii) Because a remedy at law for any breach of the provisions of this Section may be inadequate, in addition to any and all other remedies available to Employer, Employer shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof.

(iii) Executive acknowledges, warrants, represents and agrees that the confidentiality covenants contained in this Section are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content, and Executive represents and warrants that his attorney has thoroughly and completely reviewed this Agreement with him, and he understands the contents hereof.

(b) Executive agrees to indemnify and hold Employer harmless from any loss, cost or expense incurred by the Employer arising out of any material breach of the agreements set forth in this Section or the fact that any material representation made by Executive in this Agreement was false when made. It is further understood and agreed that in the event there is a material breach of any of the provisions set forth above, all obligations of Employer shall end, and Executive's employment with the Employer may be terminated immediately.

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10. Expenses: Executive may, from time to time, incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel and similar items. In such instances, the Employer will reimburse the Executive upon submission of an itemized account of such expenditures.

11.  Vacations: Executive shall be entitled to a vacation of four
(4) weeks per year during the term of this Agreement during which time his compensation shall be paid in full.

12. Stock Option Grant: The Employer shall grant to Executive an option to purchase 40,000 shares of common stock of United Shields Corporation with an exercise price of $1.00 per share, which stock option grant shall vest in equal annual installments over the term of this Agreement. The Executive shall participate in future stock option grants as determined by the Board of Directors of United Shields Corporation.

13. Incentive Bonus: The Employer shall pay to Executive an incentive bonus based on earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Year 1 incentive bonus will be equal to thirty (30%) percent of Executives annual base salary if EBITDA exceeds $1.7 million; and for every $100,000.00 increase in EBITDA above $1.7 million, an additional five (5%) percent of annual base salary will be paid, up to a maximum incentive bonus of fifty (50%) of annual base salary.

14.  Termination of Employment:

(a) (i) The Employer may terminate this Agreement and Executive's employment at any time for cause which shall include, but not be limited to, (a) Executive's fraud, felony conviction (whether or not employment related), misappropriation, embezzlement or the like, or
(b) for willful or gross neglect of his duties hereunder in any material respect, or if Executive violates any of the provisions hereunder in any material respect which neglect is not cured by the Executive to the Employer's reasonable satisfaction within a period of thirty (30) days following the Executive's receipt of written notice from the Employer making specific reference to this Section 14 (a) (i) and, (b) and stating with particularity all alleged actions or omissions in the Executive's service being relied upon by the Employer hereunder.

(ii)  Executive may terminate this Agreement and his employment, if
(a) the Employer requires Executive to relocate more than fifty (50) miles from the current location of Executive's branch of Employer; or (b) there is a material and adverse change in Executive's position, duties, responsibilities or status with the Employer, a material reduction in Executive's salary or benefits, other than a reduction in salary or benefits comparable to reductions generally applicable to similarly situated employees of the Employer; or the Employer violates any of the provisions of this Agreement in any material respect and such change, reduction or violation is not cured to the Executive's reasonable satisfaction within a period of thirty (30) days following the Employer's receipt of written notice from the Executive making specific reference to this Section 14 (a)
(ii) (b) and stating with particularity all alleged actions or omissions of the Employer being relied upon by the Executive hereunder; or if (c) there is a "USC Default" as that term is defined per a certain Cross-Default and Cross-Collateral Agreement of even date executed by Employer, Henry A. Kirchner and Barbara J. Kirchner, et. al.; or if (d) there is a "Change of Control". A Change of Control of PMT shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended) other than United Shields Corporation becomes the beneficial owner, directly or indirectly, of securities of PMT representing more than fifty (50%) percent of the aggregate voting power of all classes of PMT's then outstanding voting securities; or (ii) the shareholder(s) of PMT approve(s) (A) a plan of merger, consolidation or share exchange between PMT and any person or entity other than a merger, consolidation or other business combination with USC or with another wholly-owned subsidiary of USC, or (B) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of PMT's property.

(b) The Employer or Executive may terminate this Agreement without cause upon ninety (90) days written notice to the other party.

(c) This Agreement shall also be terminated (i) by the mutual agreement of Employer and Executive; (ii) by the dissolution and liquidation of Employer (other than as part of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of Employer through which the business of the Employer is continued); and, (iii) by the total or complete disability of the Executive for more than ninety (90) consecutive days.

(d) If this Agreement is terminated by Employer pursuant to Section 14 (a) (i), by Executive pursuant to Section 14 (b) or pursuant to
Section 14 (c) (i), Executive shall be paid only such amounts as are accrued under Sections 3, 4 and 11, but are unpaid as of the date of termination. Payment pursuant to this Section 14 (d) shall be made to Executive as soon as practicable, and shall be subject to withholding and other applicable taxes.

(e) If this Agreement is terminated by Executive pursuant to Section 14 (a) (ii), by Employer pursuant to Section 14 (b), or pursuant to
Section 14 (c) (ii), or Section 14 (c) (iii), Executive shall receive severance pay in the amount equal to six (6) month's then current salary. Payments pursuant to this Section 14 (e) shall continue to be made by Employer in equal monthly installments, and shall be subject to withholding and other applicable taxes.
(f) In the event of termination of this Agreement for any reason, Executive agrees to resign from all positions held in Employer or any of its affiliate or subsidiary companies, including, without limitation, any position as a director, officer, trustee or consultant.

15.  Restrictive Covenants:

(a) For a period of one (1) year after termination by Employer pursuant to Section 14 (a) (i), or by Executive pursuant to Section 14 (b), or pursuant to Section 14 (c) (i), or pursuant to Section 14
(c) (iii) of this Agreement, the Executive shall not, directly or indirectly, (i) own, manage, operate, control, direct, be employed by, participate in, or be connected in any manner with the ownership, management, operation, direction or control of any business which competes with the business conducted by the Employer at the time of the termination of this Agreement; (ii) solicit any of Employer's customers; or (iii) solicit for employment any of Employer's employees.

(b) For a period of one (1) year after the expiration of this Agreement, the Executive shall not, directly or indirectly, (i) own, manage, operate, control, direct, be employed by, participate in, or be connected in any manner with the ownership, management, operation, direction or control of any business which competes with the business conducted by the Employer at the time of the termination of this Agreement; (ii) solicit any of Employer's customers; or (iii) solicit for employment any of Employer's employees, provided Employer pays Executive an amount equal to one
(1) year's then current salary, payable in equal monthly installments, subject to withholding and other applicable taxes ("Residual Salary") and, provided further, that a USC Default does not occur during such period.

(c) Executive acknowledges that the foregoing time and other limitations are reasonable and properly required for the adequate protection of the business affairs of the Employer, and in the event any such limitation is found to be unreasonable by a Court of competent jurisdiction, Executive agrees and submits to the reduction of said limitation to such an area, time or other limitation or otherwise as the Court may determine to be reasonable. In the event that any limitation under this Section is found to be unreasonable or otherwise invalid in any jurisdiction, in whole or in part, Executive acknowledges, warrants, represents, and agrees that such limitation shall nevertheless be valid in all other jurisdictions.

(d) Executive acknowledges, warrants, represents, and agrees that the restrictive covenants contained in this Section are reasonable and necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content and represents and warrants that Executive's attorney has reviewed this Agreement with Executive and Executive understands the contents of these restrictive covenants.

(e) Because a remedy at law for any breach of the provisions of this Section will be inadequate, in addition to any and all other remedies available to the Employer, the Employer shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof.

16. Death During Employment: If the Executive dies during the term of his employment hereunder, the Employer shall pay to the estate of the Executive the compensation, if any, accrued but unpaid to the date of death.

17. Notices: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified or registered mail or personally delivered to his residence in the case of the Executive or to its principal place of business in the case of the Employer. Either party, by notice to the other, may change the address to which further notice is to be sent to such party.

18. Waiver of Breach: The waiver by either party of a breach of any provisions of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

19. Assignment: The rights and obligations of the Employer and Executive under this Agreement are of a personal nature and, therefore, this Agreement and the rights and obligations of the parties are not assignable by either party, without the prior written consent of the other party.

20. Entire Agreement; Amendments: This Agreement contains the entire agreement of the parties. This Agreement may be amended at any time by mutual consent of the parties provided, however, that no such amendment shall be valid or enforceable unless set forth in writing and signed by Employer and Executive.

21. Applicable Laws: This Agreement shall be interpreted and enforced in accordance with the laws of the State of Massachusetts.

22. Severability: The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity of enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

23. Headings: The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

24. Expenses: All expenses, including reasonable attorney's fees and expenses, arising out of claims under this Agreement, shall be borne by the losing party to the fullest extent permitted by law.

IN WITNESS WHEREOF, Employer and Executive have executed this
Agreement as of the 29th day of September, 1999.


UNITED SHIELDS CORPORATION            EXECUTIVE



By /s/ Donald T. Zimmerman, Jr.      /s/ Joseph A. Kirchner
  Donald T. Zimmerman, Jr.           Joseph A. Kirchner
 President and Chief Operating Officer